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                                                                   EXHIBIT 10.34

[CSZ CINCINNATI SUB-ZERO LOGO]                              12011 Mosteller Road
                                                            Cincinnati, OH 45241
                                                            Tel:    513/772-8810
                                                            Fax:    513/772-9119
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                   INDEPENDENT SALES REPRESENTATIVE AGREEMENT
                   ------------------------------------------

This Agreement is made by and between Cincinnati Sub-Zero Products, Inc., 12011 Mosteller Road, Cincinnati, Ohio 45241 (CSZ) and Dimension Distributing, 39 Limerick Road, Arundel, Maine 04046 (DIM).

RECITALS:

      A. CSZ Medical Products Division is in the business of manufacturing, marketing and selling patient temperature management equipment and supplies to the medical industry.

      B. CSZ and DIM desire to enter into a relationship whereby DIM will act as sales representative of CSZ Medical Products Division in the geographical area described in Appendix A, on the terms and conditions hereinafter set forth.

Wherefore, it is agreed:

I. SALES REPRESENTATIVE. CSZ hereby grants to DIM, and DIM hereby accepts the right to act as CSZ's sales representative in connection with the sale of its Medical Products Division's products as described in Section IV of the Agreement upon the terms and provisions of this Agreement.

II. TERM. This Agreement shall become effective on the 1st day of August, 2002, and shall expire on the 31st day of July, 2003, unless otherwise terminated pursuant to provisions of this Agreement.

III. TERRITORY. The area within which DIM is primarily responsible shall be as marked in Appendix A hereto, or as shall be from time to time agreed upon by the parties in writing.

IV. PRODUCT LINES. DIM is authorized to represent CSZ in selling the following:


                CSZ Hypo/Hypothermia Systems (Water)
                CSZ Convective Air Therapy Systems (Air)
                CSZ Heater/Cooler Systems
                CSZ/Astotherm Fluid/Blood Warmers

V. NON-COMPETITIVE PRODUCTS. DIM agrees not to represent and/or offer for sale products competitive to CSZ products offered for sale during the term of this Agreement.

VI.   RELATIONSHIP:

      A. It is expressly agreed that DIM is not an employee of CSZ for any purpose whatsoever, but is an Independent Sales Representative, an independent contractor who is not an agent, employee, or legal representative of CSZ and has no authority or right to bind, make representations, or promises on behalf of CSZ unless authorized in writing by CSZ.

      B. All expenses and costs incurred by DIM in connection with this Agreement shall

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            be borne wholly and completely by DIM and CSZ shall not be in any way responsible or liable therefore.

      C. DIM does not have nor shall it hold itself out as having any right, power or authority to create any contract or obligation, either expressed or implied, on behalf of, in the name of, or binding upon CSZ, or to pledge CSZ's credit, or to extend credit in CSZ's name unless CSZ shall consent thereto in advance in writing.

      D. DIM shall have the right to employ, appoint, or otherwise designate suitable and desirable salesmen, employees, agents and representatives of DIM, hereinafter collectively referred to as "DIM Representatives". DIM shall advise CSZ who these DIM representatives are. CSZ shall have the right to reject DIM's Representatives representing the CSZ line who CSZ finds unsuitable and/or undesirable. DIM shall be solely responsible for DIM Representatives and their acts. DIM Representatives shall not have any claim against CSZ for salaries, commissions, items of cost, or other forms of compensation or reimbursement and DIM Representatives shall be subordinate to DIM and subject to each and all of the terms, provisions, and conditions applying to DIM hereunder.

      E. The Manufacturer and Representative agree not to employ or engage the services of any member of the other's staff during the term of this Agreement, and for one year from the effective date of termination, unless either party ceases to be in business, or both parties agree to such employment.

VII. TRADE SECRETS. DIM, during the term of this Agreement, will have access to and become acquainted with various trade secrets, consisting of formulas, patterns, compilations of information, records, specifications and customer lists, financial information and other proprietary and confidential information owned by CSZ and CSZ customers and which are regularly used in the operation of the business of CSZ ("Trade Secrets"). DIM shall not disclose any of the aforesaid Trade Secrets, directly or indirectly to third parties, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of service under this Agreement.

VIII. SALES BASE AND COMMISSIONS. CSZ shall pay DIM a commission predicated on a Sales Base formulated on a calendar year basis (prorated if appropriate) and on calendar year sales (prorated if appropriate) through:

            A: General Line Distributors by way of their Sales Tracing Reports;
            B: Direct Sales; and
            C: Sales to Cold Therapy Dealers who were initiated by I.S.R. and approved by CSZ headquarters' Management.

      NO COMMISSION will be paid on sales' through or for the following:

            A. Existing CSZ Authorized Specialty, Rental, and Service Dealers;
            B. Sales related to parts, repair, service or rentals for all products
            C. COBE sales.
            D. Sales to Cold Therapy Dealers whose appointment was initiated by a CSZ Regional Manager.

            The CSZ products commission rate will be 10% on all sales as defined and limited by the above criteria in paragraph VIII, excluding deeply discounted group contract sales, which will be commissioned at a lower rate which shall be announced within thirty (30) days of contract signing.

            For CSZ product sales in excess of the Year 2002 Sales Base predicated on previous year's sales or such other Sales Base deemed more consistent with sales objectives of

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            CSZ Management, an additional 2% commission will be paid at year's end upon completion of final sales results for the respective territory.

            Commission on Columbia Group Sales shall be a flat 5%.

            Sales credit will not be initially given for sales to General Line Dealers' warehouse inventory. We will allocate sales and pay commissions off of sales tracing reports. This will properly allocate sales to the correct territory. We currently receive sales tracing reports on a regular basis from our General Line Dealers. Drop shipments of equipment will be credited to you immediately.


      Commissions shall be payable on the 15th of the month following the end of the month in which earned, or as soon therafter as possible.

      Commission Charge-Backs: Charge-Backs against earned commissions may be made for the following:

      1.    Debit Memo is issued by CSZ due to products returned for credit;

      2. Non-payment of invoices within 180 days of sales to CSZ customers on which DIM received a commission:

      3.    Cost of refurbishing demo equipment.

      4.    DIM's failure to pay for demo equipment within thirty (30) days per
            Section IX, paragraph 2, of this Agreement.

IX. DEMO EQUIPMENT. CSZ agrees to provide DIM demo equipment, accessories and disposables as determined by CSZ. Dim to utilize demo equipment and accessories as sales tools for initial 12 months. From 3 months to 12 months, DIM to use best efforts to sell demo equipment at a CSZ Management-approved price. After 12 months, all unsold demo equipment charged to DIM will be sold and billed to DIM at a 25% discount from List Price and such amount deducted from monthly commissions.

      DIM is not responsible for the condition of or selling of existing demo equipment received from previous field representation.

X. TRAINING. DIM will be required to attend one training seminar during the initial term of this Agreement. Thereafter, DIM will be required to attend subsequent training seminars deemed necessary, the attendance and expense of attending to be mutually agreed upon by CSZ and DIM.

XI. OUT OF TERRITORY METTINGS. When DIM is requested by CSZ to attend out of territory meetings, except as provided in Section X hereof, CSZ will reimburse DIM for travel, lodging and meal expense subject to CSZ's normal per diem or other guidelines and reporting.

XII. SALES. Sales are reported on a January 1 through December 31 calendar year basis.

XIII. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by DIM without the written consent of CSZ.

XIV. TERMINATION. CSZ may terminate this Agreement prior to its expiration for "cause", cause being defined as a material breach of this Agreement. As used herein, the phrase "material breach" shall mean:

      1) Insolvency, bankruptcy, receivership, liquidation, dissolution or change of Ownership of DIM;

      2)    Death or disability of Tim Kain;

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      3)    Failure to comply with any obligation of DIM to this Agreement for a period of thirty (30) days after written notice of default has been delivered by CSZ; provided, however, that if the nature of such default shall be such that it cannot be cured within said thirty
            (30) days and DIM shall immediately commence to cure such default, DIM shall have such additional reasonable period of time as may be necessary to cure such default;

      4) The committing by DIM of any act or conduct that is deemed by CSZ to be dishonest or detrimental to the image of CSZ;

      5) Failure of DIM to receive three (3) consecutive satisfactory performance evaluations; or

      6) This Agreement may be terminated by CSZ or DIM with or without cause upon thirty (30) days' written notice.

      Please consider the following. We believe it provides a "win-win" scenario for both principal and representative. There is a substantial amount of work and expense performed initially without the opportunity to recoup the benefits of our efforts with a standard 30-day termination in place. With field sales "pioneering" it could take six months to a year before new business or customers are cultivated. The return of investment on our time, effort and expense may not occur for much longer. Additionally it provideds us with an incentive to work the line with diligence and fervor and to build our relationship with the principal because of the assurance that the longer we perform well, the better the outcome.

      TERMINATION OVER TIME:

      Either party may cancel this Agreement at any time upon Sixty- (60) days written notice. The cancellation clause will be increase to Ninety (90) days during the second year and One Hundred Twenty days (120) during the third year and an additional Thirty (30) days notification for each additional year of representation. After notice of cancellations, but before the date of termination, this Agreement shall remain in full force and effect.

XV. NOTICE. Notice required under this Agreement shall be sent by Certified Mail, return receipt requested, to the address shown for parties on Page One of this Agreement.

XVI. JURISDICTION. This Agreement shall be deemed to have been made in the State of Ohio and shall be construed according to the laws of Ohio.

XVII. INDEMNIFICATION. Manufacturer hereby agrees to indemnify and hold Representative harmless from any and all claims, causes of actions, suits losses, costs or expenses, judgments, liabilities, and demands relating to or arising from the sale of Manufacturer's products to third parties for products liability and/or patent and/or trademark infringement. The preceding sentence shall apply only to acts by the Manufacturer. This paragraph shall survive the termination of this Agreement.

      In Witness whereof, the undersigned have executed this Agreement as of the date first above written.


                   CINCINNATI SUB-ZERO PRODUCTS, INC.

                   By: /s/ Russell J. Pennavaria
                      ------------------------------            ----------------
                      Russell J. Pennavaria                          (Date)


                   DIMENSION DISTRIBUTING

                   By: /s/ Tim Kain                                 8/21/02
                      ------------------------------            ----------------
                      Tim Kain                                       (Date)


                   Tax I.D. #  061337674       or      SSN:
                             -----------------             ----------------









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                                  ATTACHMENT A
                                  ------------

I.S.R.:         Dimension Distributing


TERRITORY:      #1300: New Hampshire, Maine, Vermont, Connecticut
                #1800: Massachusetts, Rhode Island

SALES QUOTA:    $107,500 (5 months prorated) for 2002

SALES BASE:     $71,747  (5 months prorated) for 2002




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